CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption 'Experts' and to the use of our reports dated November 12, 1996, except Note 9, as to which the date is January 17, 1997, (Specialty Care Network, Inc.), July 12, 1996 (Reconstructive Orthopaedic Associates, Inc.), August 28, 1996 (Princeton Orthopaedic Associates, P.A.), October 15, 1996 (Tallahassee Orthopedic Clinic, Inc.), October 11, 1996 (Greater Chesapeake Orthopaedic Associates, LLC) and August 20, 1996 (Vero Orthopaedics, P.A.) in Amendment No. 2 to the Registration Statement (Form S-1) and related Prospectus of Specialty Care Network, Inc. dated January 21, 1997.

                                          [SIGNATURE CUT]

                                          ERNST & YOUNG LLP
Denver, Colorado
January 20, 1997